UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): January 31, 2013

MIMEDX GROUP, INC.

(Exact name of registrant as specified in charter)

Florida	000-52491	26-2792552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Chastain Center Blvd., Suite 60 Kennesaw, GA		30144
(Address of principal executive offices)		(Zip Code)

(678) 384-6720

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Lease Agreement

On January 31, 2013, MiMedx Group, Inc. (the “Company”) and HUB Properties GA, LLC (the “Landlord”) executed a lease agreement (the “Lease”) effective as of January 25, 2013, under which the Company will lease approximately 79,854 square feet of office, laboratory and warehouse space at 1775 W. Oak Commons, Marietta Georgia 30062 (the “Building”) from Landlord. This Building will become the Company’s new corporate headquarters.

MiMedx currently anticipates that it will begin occupying the Building in May 2013 once contemplated tenant improvements are completed. The initial term of the lease is sixty-nine (69) months commencing on May 1, 2013. MiMedx has an option to extend the Lease for one successive period of five (5) years. The initial rent will be $15.50 per square foot less certain discounts for the first eighteen (18) months of the Lease. The Landlord will also provide the Company with a tenant improvement allowance of up to $998,175. Under the Lease, MiMedx is obligated to post a security deposit in the amount of $499,087. MiMedx is furnishing the Landlord with two separate irrevocable standby letters of credit totaling $499,087 as the security deposit.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the Lease and the irrevocable standby letters of credit are incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

Dated: February 4, 2013	By:	/s/: Michael J. Senken
Michael J. Senken, Chief Financial Officer

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